Exhibit 99.2

News Release

Contact:

Kelly Dilts, SVP, Finance & IR
(281) 776-7239
For Immediate Release
Ken Dennard
Dennard • Lascar Associates
(713) 529-6600

MEN’S WEARHOUSE PROVIDES FISCAL 2014

SECOND QUARTER COMPARABLE SALES UPDATE

FREMONT, CA — July 29, 2014 — Men’s Wearhouse (NYSE: MW) today announced comparable sales for the fiscal second quarter to date as of July 19, 2014.

Men’s Wearhouse	3.6%
Jos. A. Bank	2.4%
Moores	8.3%

These fiscal second quarter comparable sales results are only as of July 19, 2014 and are not an estimate for the quarter ending on August 2, 2014.

As a reminder, today’s Men’s Wearhouse 2014 Analyst Day will be audio webcast in its entirety including the slide presentations beginning at 8:30 a.m. EDT.  To access the webcast, please visit http://ir.menswearhouse.com/ir-calendar.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,766 stores.  The Men’s Wearhouse, Jos. A. Bank, Moores and K&G stores carry a full selection of suits, sport coats, furnishings and accessories in exclusive and non-exclusive merchandise brands and Men’s Wearhouse and Tux stores carry a limited selection.  Most K&G stores carry a full selection of women’s apparel.  Tuxedo rentals are available in the Men’s Wearhouse, Jos. A. Bank, Moores and Men’s Wearhouse and Tux stores.  Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.josbank.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

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